Exhibit 99.2

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On March 17, 2017, FactSet Research Systems Inc. (“FactSet” or the “Company”) agreed to acquire BI-SAM Technologies (the “Acquisition”) pursuant to a Securities Purchase Agreement by and among FactSet, BI-SAM Technologies (“BISAM”), the holder of shares of BI-SAM Technologies, and Shareholder Representative Services LLC (the “Purchase Agreement”). The Company acquired BISAM for $216.9 million in cash, which included $11.7 million of cash paid for certain adjustments set forth in the Purchase Agreement, including, among others, a customary working capital adjustment.

To fund the Acquisition, on March 17, 2017, FactSet entered into a Credit Agreement (the “Credit Agreement”) between FactSet, as the borrower, and PNC Bank, National Association (“PNC”), as the administrative agent and lender (the “Lender”). The Credit Agreement provides for a $575.0 million revolving credit facility (the “Revolving Credit Facility”). On March 17, 2017, FactSet borrowed $575.0 million in the form of a LIBOR rate loan (the “Loan”) under the Revolving Credit Facility. The Loan matures on March 17, 2020. There are no prepayment penalties in the event that the Company elects to prepay the Loan prior to its scheduled maturity date. The principal balance is payable in full on the maturity date.

In conjunction with FactSet’s entrance into the Credit Agreement on March 17, 2017, FactSet retired its outstanding debt under an amended credit agreement between FactSet, as the borrower, and Bank of America, N.A. (“BofA”), as the lender. The total principal amount of the loan outstanding at the time of the retirement on March 17, 2017 was $365.0 million.

The following unaudited pro forma condensed combined financial information (the “pro forma financial statements”) and accompanying notes as of and for the six months ended February 28, 2017 and for the fiscal year ended August 31, 2016, give effect to the acquisition of BISAM by FactSet. The pro forma financial statements were prepared as if the Acquisition had been completed as of September 1, 2015 for purposes of the unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) and as of February 28, 2017, for purposes of the unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”).

The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Acquisition occurred on September 1, 2015, for purposes of the pro forma statement of operations and as of February 28, 2017 for purposes of the pro forma balance sheet, nor is it necessarily indicative of the future financial position or results of operations. The pro forma financial statements include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of BISAM. The preliminary purchase price allocation for BISAM is subject to revision as more detailed analysis is completed and additional information on the fair value of BISAM’s assets and liabilities become available. Any change in the fair value of the net assets of BISAM will change the amount of the purchase price allocable to goodwill.

The following pro forma financial statements should be read in conjunction with:

–	The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information;

–	The audited consolidated financial statements of FactSet as of and for the year ended August 31, 2016 included in FactSet’s Annual Report on Form 10-K for the year ended August 31, 2016;

–

The unaudited condensed consolidated financial statements of FactSet as of and for the six months ended February 28, 2017 included in FactSet’s Quarterly Report on Form 10-Q for the six months ended February 28, 2017; and

–	The audited consolidated financial statements of BISAM as of and for the years ended December 31, 2016 and 2015, filed herewith.

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of February 28, 2017

(In thousands)

	Historical		Pro Forma
	FactSet	BISAM	Adjustments		Combined
ASSETS
Cash and cash equivalents	$155,351	$9,938	$(7,332)	(A)	$157,957
Investments	30,003	—	—		30,003
Accounts receivable, net	130,825	5,184	—		136,009
Prepaid taxes	4,760	373	—		5,133
Deferred taxes	2,693	—	—		2,693
Prepaid expenses and other current assets	20,408	3,650	(1,952)	(F)(G)	22,106
Total current assets	344,040	19,145	(9,284)		353,901
Property, equipment and leasehold improvements, at cost	268,795	2,306	—		271,101
Less accumulated depreciation and amortization	(179,345)	(1,632)	—		(180,977)
Property, equipment and leasehold improvements, net	89,450	674	—		90,124

Goodwill	506,832	4,225	173,394	(B)	684,451
Intangible assets, net	104,695	4,706	52,345	(C)	161,746
Deferred taxes	8,862	—	—		8,862
Other assets	7,950	216	293	(F)	8,459
TOTAL ASSETS	$1,061,829	$28,966	$216,748		$1,307,543

LIABILITIES
Accounts payable and accrued expenses	$51,121	$1,815	$2,846	(J)	$55,782
Accrued compensation	33,183	2,634	—		35,817
Deferred fees	37,252	30,747	(20,980)	(D)	47,019
Deferred taxes	767	—	—		767
Taxes payable	13,056	144	—		13,200
Dividends payable	19,709	—	—		19,709
Total current liabilities	155,088	35,340	(18,134)		172,294
Long-term debt	365,000	—	210,000	(F)	575,000
Deferred fees	—	—	4,064	(D)	4,064
Deferred taxes	2,947	1,054	15,599	(E)	19,600
Taxes payable	10,029	—	—		10,029
Deferred rent and other non-current liabilities	35,535	637	—		36,172
TOTAL LIABILITIES	$568,599	$37,031	$211,529		$817,159

STOCKHOLDERS’ EQUITY
Common stock	$517	$209	$(209)	(H)	$517
Additional paid-in capital	704,522	9,988	(9,988)	(H)	704,522
Treasury stock, at cost	(1,512,127)	—	—		(1,512,127)
Retained earnings	1,377,659	(17,024)	14,178	(J)(H)	1,374,813
Accumulated other comprehensive loss	(77,341)	(1,238)	1,238	(H)	(77,341)
TOTAL STOCKHOLDERS’ EQUITY	$493,230	$(8,065)	$5,219		$490,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,061,829	$28,966	$216,748		$1,307,543

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended August 31, 2016

(In thousands, except per share data)

	Historical		Pro Forma
	FactSet	BISAM	Adjustments		Combined
Revenues	$1,127,092	$27,960	$(4,556)	(I)	$1,150,496
Operating expenses
Cost of services	487,409	18,067	4,929	(C)	510,405
Selling, general and administrative (“SG&A”)	290,007	12,446	—		302,453
Total operating expenses	777,416	30,513	4,929		812,858

Operating income (loss)	349,676	(2,553)	(9,485)		337,638

Other income (expense)	111,317	(918)	(5,010)	(K)	105,389
Income (loss) before income taxes	460,993	(3,471)	(14,495)		443,027

Provision for (benefit from) income taxes	122,178	133	(4,827)	(L)	117,484
Net income (loss)	$338,815	$(3,604)	$(9,668)		$325,543

Basic earnings per common share	$8.29				$7.96
Diluted earnings per common share	$8.19				$7.87

Basic weighted average common shares	40,880				40,880
Diluted weighted average common shares	41,365				41,365

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended February 28, 2017

(In thousands, except per share data)

	Historical		Pro Forma
	FactSet	BISAM	Adjustments		Combined
Revenues	$582,417	$14,636	$(1,446)	(I)	$595,607
Operating expenses
Cost of services	258,885	10,813	1,967	(C)	271,665
Selling, general and administrative (“SG&A”)	141,467	4,571	(449)	(M)	145,589
Total operating expenses	400,352	15,384	1,518		417,254

Operating income (loss)	182,065	(748)	(2,964)		178,353

Other expense	(2,755)	(602)	(2,288)	(K)	(5,645)
Income (loss) before income taxes	179,310	(1,350)	(5,252)		172,708

Provision for (benefit from) income taxes	46,017	(318)	(1,749)	(L)	43,950
Net income (loss)	$133,293	$(1,032)	$(3,503)		$128,758

Basic earnings per common share	$3.36				$3.25
Diluted earnings per common share	$3.34				$3.23

Basic weighted average common shares	39,659				39,659
Diluted weighted average common shares	39,900				39,900

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

FactSet Research Systems Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. BASIS OF PRO FORMA PRESENTATION

The pro forma financial statements are based on FactSet’s and BISAM’s historical consolidated financial statements as adjusted to give effect to the acquisition of BISAM and the debt issued to finance the Acquisition. The pro forma balance sheet as of February 28, 2017 combines FactSet’s historical balance sheet derived from the unaudited consolidated financial statements from FactSet’s Quarterly Report on Form 10-Q as of and for the six months ended February 28, 2017 with the historical unaudited interim balance sheet of BISAM for the same period, and has been prepared as if the Acquisition had been consummated on February 28, 2017.

The pro forma statement of operations for the year ended August 31, 2016 was derived from the audited consolidated financial statements from FactSet’s Annual Report on Form 10-K for the period ended August 31, 2016, and the unaudited historical statement of operations of BISAM for the 12-month period ended August 31, 2016, and has been prepared as if the Acquisition had been consummated on September 1, 2015. FactSet has a fiscal year end of August 31, whereas prior to the Acquisition, BISAM had a December 31 fiscal year end. Due to the different fiscal periods, BISAM’s historical operating results were adjusted to align with FactSet’s fiscal reporting period. The unaudited historical statement of operations of BISAM for the 12-month period ended August 31, 2016 was derived from its historical audited financial statements as of and for the year ended December 31, 2015, and adding the eight-month interim period ended August 31, 2016 and excluding the corresponding, comparable, preceding eight-month interim period ended August 31, 2015.

The pro forma statement of operations for the period ended February 28, 2017 was derived from the unaudited condensed consolidated financial statements from FactSet’s Quarterly Report on Form 10-Q for the period ended February 28, 2017, and the unaudited historical statement of operations of BISAM for the six-month period ended February 28, 2017, and has been prepared as if the Acquisition had been consummated on September 1, 2015. Due to the aforementioned different fiscal periods, BISAM’s historical operating results were adjusted to align with FactSet’s fiscal reporting period. The unaudited historical statement of operations of BISAM for the period ended February 28, 2017 was derived from its historical audited financial statements as of and for the year ended December 31, 2016, and the two-month interim period ended February 28, 2017.

BISAM’s audited historical consolidated financial statements for the years ended December 31, 2016 and 2015 are included as an exhibit to this Current Report on Form 8-K/A. The historical consolidated financial information is adjusted in the pro forma financial statements to give effect to pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results.

These pro forma financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and the assumptions and adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

2. FINANCING

In conjunction with the Acquisition, FactSet entered into a Credit Agreement between FactSet, as the borrower, and PNC, as the administrative agent and lender. The Credit Agreement provides for a $575.0 million Revolving Credit Facility, the proceeds of which were used to fund the acquisition of BISAM. The Credit Agreement also allows FactSet, subject to certain requirements, to arrange for additional borrowings with PNC for an aggregate amount of up to $225.0 million, provided that any such request for additional borrowings must be in a minimum amount of $25.0 million. FactSet may request borrowings under the Revolving Credit Facility until its maturity date of March 17, 2020.

In conjunction with FactSet’s entrance into the Credit Agreement on March 17, 2017, FactSet retired its outstanding debt under an amended credit agreement between FactSet, as the borrower, and BofA, as the lender. The total principal amount of the loan outstanding at the time of retirement was $365.0 million. The maturity date on the outstanding loan was September 21, 2018 and there were no prepayment penalties.

3. PRELIMINARY PURCHASE PRICE ALLOCATION

The unaudited pro forma condensed combined financial statements reflect an estimated purchase price of $216.9 million.

Under the acquisition method of accounting, the total estimated purchase price is allocated to BISAM’s net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. Based upon the purchase price and the valuation, the preliminary purchase price allocation, which is subject to change based on FactSet’s final analysis, is as follows:

(in thousands)
Tangible assets acquired	$17,938
Amortizable intangible assets
Software technology	18,064
Customer relationships	38,254
Tradename	733
Goodwill	177,619
Total assets acquired	252,608
Liabilities assumed	35,714
Net assets acquired	$216,894

Goodwill totaling $177.6 million represents the excess of the estimated purchase price over the fair value of the net tangible and intangible assets acquired and is allocated among the U.S. and European segment. None of the total goodwill generated from the Acquisition is deductible for income tax purposes.

4. PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	Represents the additional cash used to fund the Acquisition in addition to borrowings from the Credit Agreement.

B.

Represents the adjustment to remove BISAM’s historical goodwill and record goodwill resulting from the Acquisition. Goodwill will not be amortized, but will be evaluated for impairment on an annual basis or more frequently if a triggering event occurs. Any change in the fair value of the net assets of BISAM will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

C.

Represents the adjustment to reflect intangible assets acquired by FactSet at their estimated fair values and to remove historical BISAM intangible assets. As part of the preliminary valuation analysis, the Company identified intangible assets of software technology, customer relationships and a tradename. The fair values of the software technology and the tradename were determined using the relief from royalty method. The fair value of the customer relationships was determined using a multi-period excess earnings method.

The following table summarizes the estimated fair value of identifiable intangible assets, their estimated useful lives and the fiscal 2016 and first six months of fiscal 2017 amortization expense:

			Amortization Expense
(in thousands)	Estimated Fair Value	Estimated Useful Life in Years	Twelve months ended August 31, 2016	Six months ended February 28, 2017
Software technology	$18,064	5 Years	$3,613	$1,806
Customer relationships	38,254	16 Years	2,391	1,195
Tradename	733	4 Years	183	92
Total	$57,051		$6,187	$3,093

Each intangible asset will be amortized using the method that approximates the pattern in which the economic benefits are expected to be realized. Software technology, customer relationships and tradenames will be amortized on a straight-line basis. This adjustment presented in the pro forma statements of operations also removes the historical intangible asset amortization expense recorded by BISAM of $1.3 million and $1.1 million for fiscal 2016 and the first six months of fiscal 2017, respectively.

D.

This adjustment represents the estimated amount to decrease the assumed deferred revenue obligations to its fair value. The fair value of deferred revenue is based on the estimated costs to fulfill the remaining service obligations plus a normal profit margin. Deferred revenue was reduced by $16.9 million to its estimated fair value of $13.8 million. In addition, FactSet reclassed $4.1 million of the deferred revenue balance to long-term based on its expected recognition.

E.

Represents the adjustment to record the estimated deferred tax liability in connection with the acquired intangible assets noted in Adjustment C using an estimated statutory rate of 33.3% based upon the markets in which BISAM operates. This adjustment of $19.0 million was partially offset by the removal of the historical BISAM deferred tax liability of $1.1 million associated with its previously acquired intangible assets and the pro forma adjustment to include a deferred tax asset of $2.3 million related to BISAM’s foreign net operating loss carryforward which had a full valuation allowance; however is now expected to be utilized by FactSet in the future.

F.

The increase to long-term debt reflects the net effect of the $575.0 million of borrowings under the Company’s new Revolving Credit Facility, which was entered into on March 17, 2017 less FactSet’s retirement of its outstanding debt under an amended credit agreement between FactSet, as the borrower, and BofA, as the lender. The total principal amount of the loan outstanding at the time of retirement was $365.0 million. See Note 2, Financing, for further discussion. Additionally, FactSet capitalized $0.4 million in costs associated with the issuance of the new debt, of which $0.1 million was reported within Prepaid expenses and other current assets and the remainder in Other assets.

G.	Represents an adjustment of $2.1 million to remove prepaid commissions from BISAM’s balance sheet to align BISAM with FactSet’s variable incentive policy to expense as incurred.

H.	Represents the elimination of the historical equity of BISAM.

I.

As noted in Adjustment D, the Company determined the carrying value of BISAM’s deferred revenue was in excess of its fair value as of the acquisition date resulting in an adjustment of $16.9 million. After the acquisition, this adjustment will have a continuing impact and will reduce revenue related to the performance obligations as services are provided over the next seven years. As such, for purposes of these pro forma financial statements, the Company has adjusted BISAM revenues based on the estimated costs to fulfill the remaining service obligations plus a normal profit margin. The $4.6 million adjustment represents the impact to revenues for fiscal 2016 assuming the transaction was consummated on September 1, 2015. The $1.4 million adjustment represents the impact to revenues for the first six months of fiscal 2017 assuming the transaction was consummated on September 1, 2015.

J.	Represents the adjustment to accrue for expenses incurred by FactSet in connection with the acquisition of BISAM, including legal, accounting, tax and other professional fees.

K.

Represents the increase to interest expense resulting from the $575.0 million of borrowings under the Company’s Revolving Credit Facility, which was entered into on March 17, 2017. The interest was calculated on a daily basis at a rate equal to LIBOR plus 1.00%. This adjustment also includes the amortization of the debt issuance costs discussed in Adjustment F of $0.2 million for fiscal year 2016 and $0.1 million for the first six months of fiscal 2017.

L.	Represents the income tax effect of pro forma adjustments using an estimated statutory rate of 33.3% based upon the markets in which BISAM operates.

M.

Represents the adjustment to remove all expenses included in the historical statements of operations related directly to the BISAM acquisition, including legal, accounting, tax and other professional fees.